UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report:

February 2, 2006

MATTEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05647	95-1567322
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

333 Continental Boulevard, El Segundo, California	90245-5012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(310) 252-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01	Regulation FD Disclosure.

As disclosed in October 2005, Mattel, Inc. (“Mattel”) has consolidated its previously existing Mattel Brands and Fisher-Price Brands divisions into one division called “Mattel Brands.” In connection with this consolidation, Mattel is executing an initiative to streamline and rationalize its workforce, primarily at Mattel’s headquarters in El Segundo, California. It is expected that this initiative will result in a net reduction of over 200 positions through a combination of layoffs, eliminations of open requisitions, attrition and retirements, which will be substantially completed during the first quarter of 2006. The positions affected by the reduction in force represent approximately 1% of Mattel’s worldwide workforce. Expenses of approximately $10 to $13 million are expected to be recognized in the first quarter of 2006 with regard to this initiative.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired: None

(b) Pro forma financial information: None

(c) Exhibits: None

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTEL, INC. Registrant

By:	/s/ Robert Normile
Robert Normile Senior Vice President, General Counsel and Secretary

Dated: February 2, 2006

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